Exhibit 3

LOCK-UP AGREEMENT
[•], 2026
Morgan Stanley & Co. LLC
Jefferies LLC
Evercore Group L.L.C.
Guggenheim Securities, LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036
c/o Jefferies LLC
520 Madison Avenue
New York, NY 10022
c/o Evercore Group L.L.C.
55 East 52nd Street, 35th Floor
New York, NY 10055
c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, NY 10017
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC, Jefferies LLC, Evercore Group L.L.C. and Guggenheim Securities, LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Avalyn Pharma Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [•] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC, Jefferies LLC and Evercore Group L.L.C., on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending immediately after the close of the Trading Day on the 180th day after the date of the final prospectus (the “180th Day”) or, if the 180th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 180th Day (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing paragraph shall not apply to:
(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or such open market transactions,
(b) transfers of shares of Common Stock or any security convertible into or exercisable for Common Stock as a bona fide gift or to a charitable organization or educational institution in a transfer not involving a disposition for value;
(c) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;
(d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, beneficiaries or other equity holders or stockholders of the undersigned its direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned;
(e) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned or (ii) by operation of law pursuant to orders of a court or regulatory agency, in connection with a negotiated divorce settlement or pursuant to a qualified domestic relations order;
(f) transfers or dispositions of shares of Common Stock or other securities to the Company in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, shares of Common Stock (including by way of “net” or “cashless” exercise solely to cover withholding tax obligations in connection with such exercise or transfer to the Company for the payment of taxes as a result of such exercise); provided that (i) such convertible security, option or warrant is described in the Prospectus and is outstanding on the date thereof, (ii) any such shares of Common Stock received by the undersigned shall be subject to the terms of this agreement and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, other than a filing on a Form 4 that reports such disposition under the transaction code “F”, in which case the filing or announcement shall clearly indicate in the footnotes thereto or comments section thereof that the filing relates to the exercise of a stock option or warrant, as the case may be, that no shares of Common Stock were sold by the reporting person and that the shares of Common Stock received upon exercise of the stock option or warrant are subject to a lock-up agreement with the Underwriters of the Public Offering);

(g) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC, Jefferies LLC and Evercore Group L.L.C. on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions; or
(h) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all holders of the Company’s securities, merger, consolidation or other similar transaction approved by the Company’s board of directors and occurring after the closing of the Public Offering, the result of which is that any person (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 75% of the total voting power of the voting stock of the Company; provided that in the event that such change of control transaction is not completed, the shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the undersigned shall remain subject to the restrictions contained in this agreement and title to the undersigned’s shares shall remain with the undersigned.
provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee or distributee shall sign and deliver a lock‑up agreement substantially in the form of this agreement and (ii) any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, will indicate by footnote disclosure or otherwise the nature of the transfer or disposition).
For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this agreement, a “Trading Day” is a day on which the Nasdaq Global Market is open for the buying and selling of securities.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.
If the undersigned is an officer or director of the Company, (i) Morgan Stanley & Co. LLC, Jefferies LLC and  Evercore Group L.L.C. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley & Co. LLC, Jefferies LLC and Evercore Group L.L.C. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Morgan Stanley & Co. LLC, Jefferies LLC and Evercore Group L.L.C. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This agreement may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn or (iv) the Underwriting Agreement is not executed on or before June 30, 2026, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Signature Page Follows]

Very truly yours,

AVERILL MASTER FUND, LTD.

By: /s/ Andrew Nathanson
Name: Andrew Nathanson
Title: Authorized Signatory

AVERILL MADISON MASTER FUND, LTD.

By: /s/ Andrew Nathanson
Name: Andrew Nathanson
Title: Authorized Signatory